                                                                   EXHIBIT 99.7


                       NUTRITIONAL SOURCING CORPORATION

                               5 YEAR PROJECTIONS

                                    CONTENTS


PROJECTIONS                         PAGES
-----------                         -----

  Operations                        2 - 13
  Cash Flow                        13 - 20
  Balance Sheet                    21 - 52

                        NUTRITIONAL SOURCING CORPORATION
                       CONSOLIDATED OPERATING PROJECTION


Description                                                                     Page
-----------                                                                     ----

CONSOLIDATED OPERATING STATEMENT                                                   3

EXPLANATORY COMMENTS & ASSUMPTIONS:

   STORE OPERATIONS INCLUDING PROJECTED SALES                                  4 - 5

   GROSS MARGIN                                                                    5

   SELLING, GENERAL & ADMINISTRATIVE EXPENSES                                      6

   EBITDA (EARNINGS BEFORE NET INTEREST, INCOME TAXES, DEPRECIATION
       AND AMORTIZATION)                                                           7

   LOSS ON DISPOSAL OF UNDER-PERFORMING STORES                                     8

   DEPRECIATION AND AMORTIZATION                                                   9

   INTEREST, NET                                                                  10

   INCOME TAXES                                                                   11

   EXTRAORDINARY ITEM                                                             12

   RESTRUCTURING COSTS                                                            13

                        NUTRITIONAL SOURCING CORPORATION
                   PROJECTED CONSOLIDATED OPERATING STATEMENT
                             (dollars in millions)


                                                                         52 Weeks Ending
                           --------------------------------------------------------------------------------------------------------
                                                                                    Projected
                                             --------------------------------------------------------------------------------------
                            11/2/02 Actual       11/1/03           10/30/04          10/29/05          10/28/06         11/03/07
                           ----------------  ----------------  ----------------  ----------------  ----------------  --------------

Sales                      $588.2    100.00% $609.2    100.00% $605.6    100.00% $565.4    100.00% $571.0    100.00% $576.6  100.00%
                           ------            ------            ------            ------            ------            ------

Gross margin               $193.4     32.88% $197.0     32.34% $191.0     31.54% $178.3     31.54% $180.2     31.56% $182.4   31.63%

Selling, general and
  administrative expenses   154.4     26.25%  162.3     26.65%  163.5     27.00%  149.8     26.49%  149.8     26.23%  152.0   26.36%
Hurricane Georges BI Gain   (14.7)
Store Closings                0.2               0.0               0.0               0.0               0.0               0.0
                           ------            ------            ------            ------            ------            ------

EBITDA                       53.5      9.09%   34.7      5.70%   27.5      4.54%   28.6      5.06%   30.4      5.33%   30.4    5.28%

Loss on disposal of
  under-performing
  stores                                                                            3.5
Depreciation &
  amortization               23.5              23.5              23.5              22.6              22.6              23.8
                           ------            ------            ------            ------            ------            ------

Operating income             30.0              11.2               4.0               2.5               7.8               6.6

Interest, net                20.7              10.4              15.1              14.5              14.3              14.2
                           ------            ------            ------            ------            ------            ------

Income (loss) before
  extraordinary item,
  reorganization costs
  and taxes                   9.3               0.7             (11.1)            (12.1)             (6.5)             (7.6)

Income tax
  (expense) benefit          (3.7)             (0.3)              4.2               3.3               2.5               2.6
                           ------            ------            ------            ------            ------            ------

Income (loss) before
  extraordinary item and
  reorganization costs        5.6               0.4              (6.8)             (8.8)             (4.0)             (5.0)
Extraordinary item                             37.5
Reorganization Costs         (1.0)             (4.5)
                           ------            ------            ------            ------            ------            ------

Net income (loss)          $  4.6            $ 33.5            $ (6.8)           $ (8.8)           $ (4.0)           $ (5.0)
                           ======            ======            ======            ======            ======            ======

  Effective tax rate        40.10%            39.29%            38.33%            27.22%            38.50%            33.76%

                        NUTRITIONAL SOURCING CORPORATION
                   PROJECTED CONSOLIDATED OPERATING STATEMENT
                       EXPLANATORY COMMENTS & ASSUMPTIONS
                             (dollars in millions)
STORE OPERATIONS:

The projections assume that the Company will continue to operate the number of stores that existed as of December 28, 2002 through the fiscal year ending October 30, 2004. The stores existing as of December 28, 2002 are as follows:


         Retail Food Division                              48
         Video Rental Division                             42
                                                           --
         Total supermarkets & video stores                 90
                                                           ==

Projected sales are:


                                                                       52 Weeks ending
                                         ------------------------------------------------------------
                                                                     Projected
                                         Actual     --------------------------------------------------
                                         11/2/02    11/1/03   10/30/04  10/29/05  10/28/06     11/3/07
                                         -------    -------   --------  --------  --------     -------

TOTAL SALES:
   Retail Food Division:                 $ 548.3     570.4     567.9     528.5    $ 534.8      $ 541.2
   Video Rental Division:                   39.9      38.8      37.7      36.9       36.2         35.4
       Total                             $ 588.2     609.2     605.6     565.4    $ 571.0      $ 576.6

SAME STORE SALES:
   Retail Food Division:
       Dollars                           $ 546.8     536.6     533.8     494.0    $ 500.0      $ 506.0
       Percent change from prior year       3.06%    -1.87%    -0.52%    -7.46%      1.21%        1.20%
   Video Rental Division:
       Dollars                           $  39.2      37.9      36.8      36.0    $  35.3      $  34.5
       Percent change from prior year      -0.49%    -3.32%    -2.90%    -2.17%     -1.94%       -2.27%

   Total same store sales:
       Dollars                           $ 586.0     574.5     570.6     530.0    $ 535.3      $ 540.5
       Percent change from prior year       2.81%    -1.96%    -0.68%    -7.12%      1.00%        0.97%

For all periods presented "same stores" are the stores that were in operation at 11/2/02.

                        NUTRITIONAL SOURCING CORPORATION
                   PROJECTED CONSOLIDATED OPERATING STATEMENT
                       EXPLANATORY COMMENTS & ASSUMPTIONS
                             (dollars in millions)

Projected sales continued...

The projections include one new supermarket that was opened in the San Juan area of Puerto Rico in mid November 2002. No other new stores are included in the projection.

The projections include the impact of disposing certain under performing stores at the beginning of the fiscal year that ends on October 29, 2005.

Further, the change in same store sales for the Retail Food Division are projected based on management's estimate of the impact that the competitive situation in Puerto Rico will have on sales. In addition to expansion of locally owned and managed supermarket chains, U. S. food retailers such as Sam's, Walmart (conventional Walmart stores, Walmart Superstores and Walmart supermarkets through acquisition of a local supermarket chain), K-mart and Costco have expanded into the market.

Projected Video Rental Division same store sales have also been adjusted for the negative impact from increased competition. Additionally, the sales have been adjusted for the negative impact of competing technological advances in satellite and pay-per-view television.

GROSS MARGIN:

The rates of gross margin for both the supermarkets and Blockbuster are projected based on the gross margin trends and sales mix among merchandise categories developed during the 52 weeks ended November 2, 2002 adjusted for the projected impact of promotional discounts with both the PuebloCard and the anticipated competitive situation in Puerto Rico.

Vendor allowances are included in the operations when earned. Consequently, any upfront money for vendor allowances is amortized over the life of the deal and the related volume.

                        NUTRITIONAL SOURCING CORPORATION
                   PROJECTED CONSOLIDATED OPERATING STATEMENT
                       EXPLANATORY COMMENTS & ASSUMPTIONS
                             (dollars in millions)

SELLING GENERAL & ADMINISTRATIVE EXPENSES:

Selling General and Administrative expenses are projected based on their fixed or variable nature.

Variable expenses are projected based on their normal relationship to sales, changes in that relationship as indicated by trends developed during the 52 weeks ended November 2, 2002, and the impact of contractual changes such as the new collective Bargaining Agreement effective July 5, 2002.

Variable expenses include salaries (both store and administrative), all benefits except for pension expense which is projected based on actuarial estimates, operating supplies, advertising, sales tax, bank card charges, unrecoverable returned checks, royalty and the cost of transferring tapes from rental to sell-through in the Video Rental Division. These expenses are offset by miscellaneous income from services such as money orders, wire transfers, vending machine, & lottery, which tend to be variable in nature.

Fixed expenses have been projected based on their trend, in dollars, during the 52 weeks ending November 2, 2002. Fixed expenses include utilities, rent, insurance premiums, the cost of the Company's self insured general liability program, services, repair and maintenance, real and personal property tax payments, communications, non-salary type administrative expenses, and other miscellaneous expenses. Any fixed expenses with contractual obligations, such as leases, have been projected based on the contract. Additionally, increases have been projected based on anticipated increases in insurance premiums, property tax rates, utility costs, and inflation.

                        NUTRITIONAL SOURCING CORPORATION
                   PROJECTED CONSOLIDATED OPERATING STATEMENT
                       EXPLANATORY COMMENTS & ASSUMPTIONS
                             (dollars in millions)

EBITDA (EARNINGS BEFORE NET INTEREST, INCOME TAXES, DEPRECIATION AND AMORTIZATION):

EBITDA per the accompanying Consolidated Operating Statement does not include, by definition, any cost of the rental tapes of the Video Rental Division as they are amortized over twelve months. Such costs are integral to the success of the business and are on-going annually. Consequently, to determine earnings before net interest, income taxes, depreciation and amortization but after the cost of the rental tapes it is necessary to adjust EBITDA, as depicted below, for the cost of the tapes:


                                                                                      52 Weeks ending
                                                          -------------------------------------------------------------------
                                                                                           Projected
                                                          Actual      -------------------------------------------------------
                                                          11/2/02     11/1/03    10/30/04    10/29/05    10/28/06     11/3/07
                                                          -------     -------    --------    --------    --------     -------

EBITDA per Consolidated Operating Statement
   Retail Food Division                                    $39.9       $23.2       $16.8       $18.5       $20.8       $21.6
   Video Rental Division
      As reported                                           13.5        11.5        10.7        10.1         9.6         8.8
      Cost of rental tapes purchased during period          (5.6)       (5.6)       (5.6)       (5.7)       (5.9)       (5.8)
                                                           -----       -----       -----       -----       -----       -----
      Adjusted                                               7.9         5.9         5.1         4.4         3.7         3.0
                                                           -----       -----       -----       -----       -----       -----

Total adjusted EBITDA                                      $47.8       $29.1       $21.9       $22.9       $24.5       $24.6
                                                           =====       =====       =====       =====       =====       =====

EBITDA above includes proceeds from an
insurance settlement for the business
interruption claim resulting from Hurricane
Georges which occurred in September 1998:
   Retail Food Division                                    $13.4
   Video Rental Division                                     1.3
                                                           -----
                                                           $14.7
                                                           =====

EBITDA for the Retail Food Division also includes a
   charge related to the closing of a supermarket          $(0.2)
                                                           =====

                        NUTRITIONAL SOURCING CORPORATION
                   PROJECTED CONSOLIDATED OPERATING STATEMENT
                       EXPLANATORY COMMENTS & ASSUMPTIONS
                             (dollars in millions)

LOSS ON DISPOSAL OF UNDER-PERFORMING STORES:

The projection includes the disposal of six under-performing stores at the beginning of the fiscal year ending October 29, 2005.

The loss on the disposal is based on the transaction involving the purchaser assuming all leases and paying for the inventory at cost net of the related accounts payable the purchaser assumes. Consequently the loss on disposal is computed as follows:


                                                              Cash
                                                             Received     Loss
                                                             --------     ----

Inventory at cost                                             $ 3.9      $ 3.9
Accounts payable assumed by purchaser                          (1.2)      (1.2)

Write off of:
    Net book value of fixed assets including
        capitalized leases                                                 3.2
    Goodwill                                                               5.2
    Trademarks                                                             0.6
    Leasehold  interest                                                    0.5
    Capital lease obligations assumed by purchaser                        (3.6)
    Deferred gain on sale leaseback and other liabilities        --       (2.4)
                                                              -----      -----
        Subtotal                                                           6.2

Cash received                                                 $ 2.7      $(2.7)
                                                              =====      -----

                                                                         $ 3.5
                                                                         =====

                        NUTRITIONAL SOURCING CORPORATION
                   PROJECTED CONSOLIDATED OPERATING STATEMENT
                       EXPLANATORY COMMENTS & ASSUMPTIONS
                             (dollars in millions)

DEPRECIATION AND AMORTIZATION:

With the exception of goodwill amortization, depreciation and amortization are projected on the future depreciation and amortization of assets in place and applying the company's depreciation policies to the capital expenditures outlined in the Consolidated Cash Flow section.

In July 2001, the Financial Accounting Standards Board issued SFAS No. 142 which, when adopted, will result in no longer amortizing goodwill. Rather, recorded goodwill will be periodically evaluated and, should that evaluation indicate that the value of goodwill is less than that recorded an adjustment will be made to reduce its recorded value. The company will be adopting this accounting pronouncement during the fiscal year ending November 1, 2003.

For the sake of comparability, depreciation and amortization expense herein, for all years presented (including the actual results for the fiscal year that ended November 2, 2002), have been adjusted to exclude any amortization of goodwill as if the new accounting rule had been adopted before the earliest year presented.

The remainder of this page intentionally left blank.

                        NUTRITIONAL SOURCING CORPORATION
                   PROJECTED CONSOLIDATED OPERATING STATEMENT
                       EXPLANATORY COMMENTS & ASSUMPTIONS
                             (dollars in millions)

INTEREST, NET:

Interest expense is projected based on replacing the existing revolving credit facility on January 31, 2003 and refinancing the Company's remaining debt on May 17, 2003:

New Bank Facility to provide:

         - A Revolving Credit Facility - the Company's borrowings under the revolver varies each period in these projections by borrowing enough to maintain a minimum $3.0 in book cash. Interest on the revolver borrowings is 6.0% per annum for the first 12 months of the agreement and 7.0% per annum thereafter.

         - Three Term Loans totaling $43.5 bearing annual interest at 7.0% per annum for the first 12 months and 8.0% per annum thereafter.

         -        Annual bank maintenance fees of $0.2.

New notes - $90.0 due in 6 years bearing interest at 10.125% per annum.

Existing Bank debt - the interest on the current revolver has been projected at 6.00% through the end of January 2003 based on $30.0 currently outstanding.

Capital Leases - interest on capital leases has been projected based on the amortization schedules of the leases in place.

Interest Income - Interest income is projected equal to the actual results for the 52 weeks ended November 2, 2002.

                        NUTRITIONAL SOURCING CORPORATION
                   PROJECTED CONSOLIDATED OPERATING STATEMENT
                       EXPLANATORY COMMENTS & ASSUMPTIONS
                             (dollars in millions)

INCOME TAXES:

The fluctuations in the effective tax rates for the projected years are a result of the variance in rates in the various tax jurisdictions that the Company's operating subsidiaries do business in, the items of permanent difference between financial reporting of income and tax reporting of income, the utilization of the net operating loss carry-forwards ("NOL's") of the Company's operating subsidiaries in Puerto Rico and the U.S. Virgin Islands tax jurisdictions and the interplay of utilizing those NOL's and the foreign tax credit available on the Company's consolidated U.S. tax return.

The taxes projected to be paid, (refunded) when the related tax returns are filed are as follows (dollars in millions):

For the 52 Weeks ending:

         11/01/03    $(1.1)
         10/30/04    $(1.4)
         10/29/05    $  --
         10/28/06    $  --
         11/03/07    $  --

For a discussion of the tax consequences of restructuring the Company's notes see the Extraordinary Item on the next page.

                        NUTRITIONAL SOURCING CORPORATION
                   PROJECTED CONSOLIDATED OPERATING STATEMENT
                       EXPLANATORY COMMENTS & ASSUMPTIONS
                             (dollars in millions)

EXTRAORDINARY ITEM:

The extraordinary item is a result of restructuring the Company's notes and is computed as follows:

         EXISTING NOTES:
                  Face value                                              $177.3
                  Related original issue discount                           (1.1)
                                                                          ------
                  Book value of notes to be restructured                   176.2
                  Unpaid interest on existing notes                          9.8        $186.0
                                                                          ------

         CONSIDERATION TO BE PROVIDED IN SATISFACTION
         EXISTING NOTES:
                  New 10.125% notes due in six years                      $ 90.0
                  Cash paid to existing noteholders                         51.0
                  Estimate of Additional Cash Consideration to be
                       paid to existing noteholders                          7.5         148.5
                                                                          ------        ------
              Extraordinary gain                                                        $ 37.5
                                                                                        ======

Based on the tax basis of the Company's assets and liabilities and the pertinent sections of the United States Internal Revenue Code the gain will not be taxed at the time of the reorganization nor will the tax basis of its assets be reduced in the future. Consequently, no income taxes have been provided on the gain.

RESTRUCTURING COSTS:

Restructuring costs include the projected professional fees of the Debtor (Nutritional Sourcing Corporation) and the noteholders from the time the Chapter 11 proceeding commenced through May 17, 2003. The professional fees include the costs of legal counsel and financial advisors to both.

The costs of legal counsel and bank fees associated with the new bank facility for the Debtor's operating subsidiaries is not included in restructuring costs. These costs are capitalized and amortized as part of interest over the 5-year term of the new bank facility.

                        NUTRITIONAL SOURCING CORPORATION
                       CONSOLIDATED CASH FLOW PROJECTION


                      Description                                            Page
                      -----------                                            ----

PROJECTED CONSOLIDATED STATEMENT OF CASH FLOWS                                14

EXPLANATORY COMMENTS AND ASSUMPTIONS:

    EBITDA                                                                    15

    EXISTING REVOLVER                                                         15

    NEW REVOLVER                                                              15

    CONSIDERATION TO EXISTING NOTEHOLDERS AND NEW 10.125% SIX YEAR NOTES      15

    RESTRUCTURING COSTS, UNEARNED RETAINERS & NEW REVOLVER AND TERM LOAN
    FEES AND EXPENSES                                                         16

    AMORTIZATION OF CAPITAL LEASES                                            16

    CASH INTEREST                                                             17

    NEW TERM LOANS                                                            17

    CAPITAL EXPENDITURES                                                      18

    EQUITY INVESTMENT                                                         19

    ADVANCE ON BI CLAIM, NET OF EXPENSES                                      19

    CASH (USED FOR), PROVIDED FROM WORKING CAPITAL                            19

                        NUTRITIONAL SOURCING CORPORATION
                 PROJECTED CONSOLIDATED STATEMENT OF CASH FLOWS
                             (dollars in millions)


                                                                                         52 Weeks Ending
                                                              ---------------------------------------------------------------------
                                                                                                   PROJECTED
                                                               Actual      --------------------------------------------------------
                                                              11/02/02     11/01/03    10/30/04    10/29/05    10/28/06    11/03/07
                                                              --------     --------    --------    --------    --------    --------

EBITDA                                                         $ 53.5       $ 34.7       $27.5       $28.6       $30.4       $30.4
Less Debt Service:
            Payments on existing revolver                          --          2.0          --          --          --          --
            Assumption (purchase) of existing revolver                        30.0
            Consideration to existing noteholders                  --        148.5          --          --          --          --
            Restructuring costs                                   1.0          3.5
            Unearned retainers                                    1.0                       --          --          --          --
            New revolver and term loans fees and expenses                      1.8
            Principal on New Term Loans                            --          1.9         4.0         4.0         4.0         4.0
            Amortization of Capital Leases                        0.6          0.7         0.6         0.6         0.6         0.5
            Interest                                             17.7          9.0        14.7        14.2        14.0        13.8
                                                               ------       ------       -----       -----       -----       -----
                                                                 20.4        197.4        19.3        18.8        18.6        18.3
                                                               ------       ------       -----       -----       -----       -----

Add New Debt:
            Borrowings under existing revolver                    2.0           --          --          --          --          --
            Borrowings under New revolver                          --          9.9         5.3         1.2         2.0         4.6
            New  10.125% six year notes                            --         90.0          --          --          --          --
            New Term loan #1                                       --         35.0          --          --          --          --
            New Term loan #2                                       --          8.5          --          --          --          --
                                                               ------       ------       -----       -----       -----       -----
                                                                  2.0        143.4         5.3         1.2         2.0         4.6

Less Capital Expenditures:
            Fixed assets                                          7.4          8.5        11.0         9.5         9.0        12.8
            Rental tapes                                          5.6          5.6         5.6         5.7         5.9         5.8
                                                               ------       ------       -----       -----       -----       -----
                                                                 13.0         14.1        16.6        15.2        14.9        18.6
                                                               ------       ------       -----       -----       -----       -----

Bond interest included in debt service
              above but not paid                                  9.8           --          --          --          --          --
Equity Investment                                                             15.0          --          --          --          --
Advance on BI Claim, net of expenses                             (4.5)          --          --          --          --          --
                                                               ------       ------       -----       -----       -----       -----

Available for working capital                                    27.4        (18.4)       (3.1)       (4.2)       (1.0)       (2.0)

Cash (used for), provided from working capital                  (11.6)         3.4         3.1         4.2         1.0         2.0
                                                               ------       ------       -----       -----       -----       -----

Change in cash                                                   15.8        (15.0)         --          --          --          --
Cash, beginning of year                                           2.2         18.0         3.0         3.0         3.0         3.0
                                                               ------       ------       -----       -----       -----       -----
Cash, End of Year                                              $ 18.0       $  3.0       $ 3.0       $ 3.0       $ 3.0       $ 3.0
                                                               ======       ======       =====       =====       =====       =====

                        NUTRITIONAL SOURCING CORPORATION
                 PROJECTED CONSOLIDATED STATEMENT OF CASH FLOWS
                       EXPLANATORY COMMENTS & ASSUMPTIONS
                             (dollars in millions)

EBITDA:

An analysis of EBITDA may be found in the EBITDA section of the EXPLANATORY COMMENTS & ASSUMPTIONS to the Projected Consolidated Operating Statement.

EXISTING REVOLVER:

During the fiscal year ended November 2, 2002 $2.0 was borrowed under the existing revolver. This money was repaid in $1.0 payments during the first two periods of the fiscal year ending November 1, 2003.

The existing revolver balance of $30.0 will be purchased by a new bank lender on or about January 31, 2003. The new lender will also provide term loan financing to the operating subsidiaries at the time the Debtor emerges from Chapter 11.

NEW REVOLVER:

Borrowings under the new revolver will initially be $30.0 when a new lender purchases the existing debt from the existing bank lenders. The terms of the new revolver are discussed in the NEW REVOLVER section of the EXPLANATORY COMMENTS & ASSUMPTIONS to the Consolidated Balance Sheet Projection.

CONSIDERATION TO EXISTING NOTEHOLDERS AND NEW 10.125% SIX YEAR NOTES:

The consideration to existing noteholders is described in the EXTRAORDINARY ITEM section of the EXPLANATORY COMMENTS & ASSUMPTIONS to the Projected
Consolidating Operating Statement. The new notes are part of that consideration.

                        NUTRITIONAL SOURCING CORPORATION
                 PROJECTED CONSOLIDATED STATEMENT OF CASH FLOWS
                       EXPLANATORY COMMENTS & ASSUMPTIONS
                             (dollars in millions)

RESTRUCTURING COSTS, UNEARNED RETAINERS & NEW REVOLVER AND TERM LOAN FEES AND
EXPENSES:

The restructuring costs and unearned retainers are related. Restructuring costs include the projected professional fees of the Debtor (Nutritional Sourcing Corporation) and the noteholders from the time the Chapter 11 proceeding commenced through May 17, 2003. The professional fees include the costs of legal counsel and financial advisors to both.

Unearned retainers are the portion of the retainers paid to the Debtor's professionals prior to November 2, 2002 that were unearned as of that date. These fees and the $3.5 of restructuring costs during the year ending November 1, 2003 comprise the total of $4.5 in restructuring costs projected to be expensed in the Projected Operating Statement during the fiscal year ending November 1, 2003.

The new revolver and term loan fees and expenses are the estimated bank and legal costs associated with the new bank facility discussed in the New Revolver and New Term Loans sections of the EXPLANATORY COMMENTS & ASSUMPTIONS to the Projected Consolidated Balance Sheet. These costs will be deferred and amortized to interest expense over the 5 year term of the New Revolver and New Term Loans.

AMORTIZATION OF CAPITAL LEASES:

This is the principal portion of the lease payments for existing capital leases based on their terms and amortization schedule. No new capital leases are projected.

                        NUTRITIONAL SOURCING CORPORATION
                 PROJECTED CONSOLIDATED STATEMENT OF CASH FLOWS
                       EXPLANATORY COMMENTS & ASSUMPTIONS
                             (dollars in millions)

CASH INTEREST:

                                                                             52 Weeks Ending
                                        ---------------------------------------------------------------------------------------
                                                                                      Projected
                                         Actual         -----------------------------------------------------------------------
                                        11/02/02        11/01/03        10/30/04        10/29/05       10/28/06        11/03/07
                                        --------        --------        --------        --------       --------        --------

     EXISTING DEBT:
        Notes  - see note below          $14.0           $  --           $  --           $  --           $  --           $  --
        Revolver Interest                  1.9             0.4              --              --              --              --
        Revolver Fees                      0.3             0.0              --              --              --              --
                                         -----           -----           -----           -----           -----           -----
                                          16.2             0.5              --              --              --              --
     NEW DEBT:
        Notes                                              4.2             9.1             9.1             9.1             9.1
        Revolver Interest                                  1.3             1.1             1.3             1.5             1.8
        Revolver Fees                                      0.2             0.2             0.2             0.2             0.2
        Term Loans                          --             1.4             3.0             2.9             2.5             2.2
                                         -----           -----           -----           -----           -----           -----
                                            --             7.1            13.3            13.5            13.4            13.3
     CAPITAL LEASES                        1.8             1.7             1.7             1.0             0.9             0.8
                                         -----           -----           -----           -----           -----           -----
                                          18.0             9.3            15.0            14.5            14.3            14.1

INTEREST INCOME                           (0.3)           (0.3)           (0.3)           (0.3)           (0.3)           (0.3)
                                         -----           -----           -----           -----           -----           -----

NET INTEREST EXPENSE                     $17.7           $ 9.0           $14.7           $14.2           $14.0           $13.8
                                         =====           =====           =====           =====           =====           =====

Note - $9.8 of the $14.0 is accrued and unpaid. The $9.8 includes $8.4 of interest that was due the noteholders on August 1, 2002 and not paid plus interest accrued through September 4, 2002.

NEW TERM LOANS:

See discussion in the NEW TERM LOANS section of the EXPLANATORY COMMENTS & ASSUMPTIONS to the Consolidated Balance Sheet Projection.

                        NUTRITIONAL SOURCING CORPORATION
                 PROJECTED CONSOLIDATED STATEMENT OF CASH FLOWS
                       EXPLANATORY COMMENTS & ASSUMPTIONS
                              CAPITAL EXPENDITURES
                             (dollars in millions)


                                                                               52 Weeks Ending
                                                     -----------------------------------------------------------------------
                                                                                          Projected
                                                       Actual     -----------------------------------------------------------
                                                     11/02/02     11/01/03    10/30/04     10/29/05     10/28/06     11/03/07
                                                     --------     --------    --------     --------     --------     --------

RETAIL FOOD:
  Remodels                                            $ 1.7        $ 2.7        $ 5.0        $ 3.7        $ 3.9        $ 9.8
  New Isla Verde store opened in November 2002          4.2          2.3           --           --           --           --

  MANAGEMENT INFORMATION SYSTEMS                        0.9          1.5          1.5          1.5          1.5          1.5

  NEW EMERGENCY GENERATORS                                                        1.5          1.5          1.5

  EMERGENCIES AND PROFIT
     MAINTENANCE                                        0.6          1.0          1.3          1.5          2.0          1.0

BLOCKBUSTER STORES:
  EMERGENCIES & PROFIT MAINTENANCE                                   0.5          0.8          1.3           --          0.5
  FRONT END SYSTEMS                                      --          0.5          1.0           --           --           --
                                                      -----        -----        -----        -----        -----        -----

TOTAL BEFORE RENTAL TAPES
  & GAMES                                               7.4          8.5         11.0          9.5          9.0         12.8

RENTAL TAPES AND GAMES                                  5.6          5.6          5.6          5.7          5.9          5.8
                                                      -----        -----        -----        -----        -----        -----

TOTAL                                                 $13.0        $14.1        $16.6        $15.2        $14.9        $18.6
                                                      =====        =====        =====        =====        =====        =====

                        NUTRITIONAL SOURCING CORPORATION
                 PROJECTED CONSOLIDATED STATEMENT OF CASH FLOWS
                       EXPLANATORY COMMENTS & ASSUMPTIONS
                             (dollars in millions)

EQUITY INVESTMENT:

Pursuant to the proposed Plan of Reorganization the current equity holder of the Debtor will invest an additional $15.0 in the Company.

ADVANCE ON BI CLAIM, NET OF EXPENSES:

As discussed in the EBITDA section of the EXPLANATORY COMMENTS & ASSUMPTIONS to the Projected Consolidated Operating Statement EBITDA for the year ended November 2, 2002 includes a $14.7 gain from the settlement of a business interruption insurance claim resulting from Hurricane Georges which occurred in September of 1998. The $4.5 presented is the portion of that claim which had been received in cash during the prior year but could not be recognized as income until the claim was completely settled. Settlement of the claim occurred during the fiscal year ended November 2, 2002.

CASH (USED FOR), PROVIDED FROM WORKING CAPITAL:

See next page

                        NUTRITIONAL SOURCING CORPORATION
                 PROJECTED CONSOLIDATED STATEMENT OF CASH FLOWS
                       EXPLANATORY COMMENTS & ASSUMPTIONS
                             (dollars in millions)

CASH (USED FOR), PROVIDED FROM WORKING CAPITAL:


                                                                                    52 Weeks Ending
                                                            -----------------------------------------------------------------------
                                                                                                   Projected
                                                             Actual      ----------------------------------------------------------
                                                            11/2/02      11/1/03      10/30/04     11/29/05     10/28/06    11/3/07
                                                            -------      -------      --------     --------     --------    -------

(Increase) decrease in accounts receivable                  $  0.3           --        $(0.1)          --           --         --
(Increase) decrease in inventory                               0.8         (1.4)         1.0          4.8         (1.0)       1.0
    excluding the impact of rental video tapes
(Increase) decrease in prepaid expenses
    excluding the impact of restructuring costs               (0.4)          --          0.1          0.1          0.2         --
(Increase) decrease in other assets                           (0.3)        (0.2)          --           --           --       (0.1)
Increase (decrease) in accounts payable                       (9.1)        (0.2)        (0.1)        (1.1)         2.1       (1.1)
Increase (decrease) in salaries and benefits payable           2.5         (0.6)         0.5          0.4         (0.3)       0.2
Increase (decrease) in income taxes
    currently payable and current deferred
    tax liability                                             (2.0)         0.8          1.4           --           --         --
Increase (decrease) in accrued interest
    excluding the impact of restructuring                     (4.2)         4.0
Increase (decrease) in accrued expenses                       (0.6)         0.2         (0.1)        (0.2)        (0.4)       0.3
Increase (decrease) in long-term self
    insurance reserve                                         (0.8)        (0.1)        (0.1)          --         (0.1)      (0.1)
Increase (decrease) in other deferred
    liabilities                                                2.2          0.9          0.5          0.2          0.5        1.8
                                                            ------         ----        -----         ----         ----       ----
    Cash (used for), provided from working capital          $(11.6)        $3.4        $ 3.1         $4.2         $1.0       $2.0
                                                            ======         ====        =====         ====         ====       ====

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET

                    Description                                                  Page
                    -----------                                                 -------

OVERALL ASSUMPTIONS                                                               22

CONSOLIDATED PROJECTED BALANCE SHEET                                              23

   THE PAGE NUMBER REFERENCES TO THE EXPLANATORY COMMENTS &
   ASSUMPTIONS FOR THE BALANCE SHEET LINE ITEMS MAY BE FOUND
   ON THE FACE OF BALANCE SHEET                                                 24 - 52

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
                              OVERALL ASSUMPTIONS
                             (dollars in millions)

The balance sheet used as the starting point in the accompanying Consolidated Projected Balance Sheet is the November 2, 2002 balance sheet. It includes:

         The impact on the balance sheet accounts of the Consolidated Operating Projection and the Consolidated Cash Flow Projection. The final resolution and settlement related to the Business Interruption portion of the Hurricane George Insurance Claim.

         The estimated impact on the Company's financial statements from adopting of FAS 142 - Goodwill and Other Intangibles.

         Restructuring all of the Company's debt in May of 2003 and installing:

                  1.       A new Bank facility to provide:
                           -   A Revolving Credit Facility
                           -   Term Loans totaling $43.5 million at the outset

                  2. A new note issue - $90 million due in 6 years, bearing interest at 10.125% annually

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET

                                                                                       As of...
                                                      -------------------------------------------------------------------------
                                                      11/02/02     11/01/03     10/30/04     10/29/05     10/28/06     11/03/07
                                              Page     Actual        Proj.        Proj.        Proj.        Proj.        Proj.
                                             -----    --------     --------     --------     --------     --------     --------

ASSETS:
     Cash                                     24       $  18.0      $   3.0      $   3.0      $   3.0      $   3.0      $   3.0
     Accounts Receivable                     25-26         3.2          3.2          3.3          3.3          3.3          3.3
     Inventories                             27-29        53.1         55.2         55.2         51.5         53.6         52.5
     Prepaid Expenses                        30-31         9.4          9.4          9.3          9.2          9.0          9.0
     Deferred Income Taxes                    48          15.5         15.5         15.5         15.5         15.5         15.5
                                                       -------      -------      -------      -------      -------      -------
  Total Current Assets                                    99.2         86.4         86.2         82.5         84.4         83.3

     Property & Equipment                    32-33       102.8         94.9         89.5         80.2         73.7         71.1
     Tradenames                               34          26.6         25.7         24.8         23.3         22.5         21.6
     Goodwill                                 34          31.1         31.1         31.1         25.9         25.9         25.9
     Deferred Income Taxes                    48           6.0          4.6          7.4         10.7         13.2         15.7
     Other Assets                            35-36        19.0         16.7         14.8         12.4         10.5          8.6
                                                       -------      -------      -------      -------      -------      -------
  Total Assets                                         $ 284.8      $ 259.4      $ 253.9      $ 235.0      $ 230.2      $ 226.3
                                                       =======      =======      =======      =======      =======      =======

LIABILITIES:
     Current Revolver                         43       $  32.0      $    --      $    --      $    --      $    --      $    --
     Current Portion - Term Loans             45            --          4.0          4.0          4.0          4.0          3.2
     Existing Notes                           46         176.2          0.0          0.0          0.0          0.0          0.0
     Cur. Installment Capital Leases          47           0.7          0.6          0.6          0.6          0.5          0.4
     Accounts Payable                         37          44.4         44.2         44.1         43.0         45.1         44.0
     Salaries & Benefits Payable              38          10.4          9.8         10.3         10.7         10.4         10.6
     Income Taxes Currently Payable           48          (0.1)          --           --           --           --           --
     Current Deferred Tax Liability           48           1.0           --           --           --           --           --
     Accrued Interest                         39          10.1          4.3          4.3          4.3          4.3          4.3
     Accrued Expenses                        40-42        16.1         16.3         16.2         16.0         15.6         15.9
                                                       -------      -------      -------      -------      -------      -------
  Total Current Liabilities                              290.7         79.2         79.5         78.7         79.9         78.4

     New revolver                             44            --          9.9         15.2         16.3         18.4         22.9
     Term Loans                               45            --         37.6         33.6         29.5         25.5         22.3
     New Notes                                46            --         90.0         90.0         90.0         90.0         90.0
     Long Term Capital Leases                 47          11.6         11.0         10.4          6.1          5.6          5.3
     Deferred Income Taxes                    48          27.2         27.2         27.2         27.2         27.2         27.2
     Reserve for Self Insurance               49           5.2          5.1          5.0          5.0          4.9          4.8
     Other Def. Liabilities/Credits          50-51        29.2         30.1         30.6         28.4         28.9         30.7
                                                       -------      -------      -------      -------      -------      -------
  Total Liabilities                                      363.9        290.1        291.4        281.2        280.3        281.6

SHAREHOLDERS EQUITY:
     Additional Paid in Capital               52          91.5        106.5        106.5        106.5        106.5        106.5
     Retained Earnings (Deficit)              52        (170.6)      (137.2)      (144.0)      (152.7)      (156.7)      (161.8)
                                                       -------      -------      -------      -------      -------      -------
  Total Shareholders Equity                            $ (79.1)     $ (30.7)     $ (37.5)     $ (46.2)     $ (50.2)     $ (55.3)
                                                       -------      -------      -------      -------      -------      -------

  Total Liabilities and Equity                         $ 284.8      $ 259.4      $ 253.9      $ 235.0      $ 230.2      $ 226.3
                                                       =======      =======      =======      =======      =======      =======

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
                  CASH - EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

                                                                      As of...
                                      -------------------------------------------------------------------------
                                      11/02/02     11/01/03     10/30/04     10/29/05     10/28/06     11/03/07
                                       Actual        Proj.        Proj.        Proj.        Proj.        Proj.
                                      --------     --------     --------     --------     --------     --------
Invested Funds                         $ 21.5       $  6.5       $  6.5       $  6.5       $  6.5       $  6.5
Store Depository accounts                10.0         10.0         10.0         10.0         10.0         10.0
Accounts Payable Disbursement              --           --           --           --           --           --
   account                              (13.9)       (13.9)       (13.9)       (13.9)       (13.9)       (13.9)
Payroll account                          (0.4)        (0.4)        (0.4)        (0.4)        (0.4)        (0.4)
In-Store Funds                            0.8          0.8          0.8          0.8          0.8          0.8
                                       ------       ------       ------       ------       ------       ------
                                       $ 18.0       $  3.0       $  3.0       $  3.0       $  3.0       $  3.0
                                       ======       ======       ======       ======       ======       ======

INVESTED FUNDS are invested in money management accounts and currently earning interest at between 1.82% and 2.08% annually. Invested funds as of the balance sheet dates in the Projection are a "result" of the assumptions for other cash funds.

STORE DEPOSITORY ACCOUNTS are cash from sales that have not been transferred to the investment accounts. Projected amounts have been held constant with the prior year actual as they do not vary significantly.

ACCOUNTS PAYABLE DISBURSEMENT ACCOUNT AND PAYROLL ACCOUNT represents checks issued that have not cleared as of the balance sheet date. When presented for payment the funds are "swept" from the investment accounts to pay them. These disbursements are held constant in the Projection as the Company expects the same level of weekly payments in future periods as was made at the end of the fiscal year ended November 2, 2002.

IN-STORE FUNDS are the on-hand cash at the stores for safe funds, cash register drawer funds and petty cash. They are held constant in the Projection as they will not vary significantly even with a new supermarket and a new Blockbuster at the beginning of the 52 weeks ending November 1, 2003.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
           ACCOUNTS RECEIVABLE - EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

                                                            As of...
                             --------------------------------------------------------------------
                             11/02/02    11/01/03    10/30/04    10/29/05    10/28/06    11/03/07
                              Actual       Proj.       Proj.       Proj.       Proj.       Proj.
                             --------    --------    --------    --------    --------    --------
Vendors                        $ 1.8       $ 1.9       $ 1.9       $ 1.9       $ 1.9       $ 1.9
Tenants                          0.6         0.6         0.6         0.6         0.6         0.6
Extended Viewing Fees            0.0         0.0         0.0         0.0         0.0         0.0
Gift certificates                0.1         0.1         0.1         0.1         0.1         0.1
All others                       1.2         1.2         1.2         1.2         1.2         1.2
                               -----       -----       -----       -----       -----       -----
                                 3.8         3.8         3.8         3.8         3.8         3.8
  Reserve                       (0.5)       (0.5)       (0.5)       (0.5)       (0.5)       (0.5)
                               -----       -----       -----       -----       -----       -----
                               $ 3.2       $ 3.2       $ 3.3       $ 3.3       $ 3.3       $ 3.3
                               =====       =====       =====       =====       =====       =====

VENDORS represents the receivables from primarily inventory vendors for coupons and deal money billed to the vendor rather than deducted at the time of paying vendor invoices. Deal money obtained through billing the vendor will vary depending on the vendor, the time of year and the type of promotion the vendor is running. During the 52 weeks ended November 3, 2001, the Company agreed that Topco would keep the dividend it normally pays during the year as a credit enhancement rather than paying it to the Company. This dividend receivable is also in vendor receivables. The projected receivable balances are based on the operating plan activity involving the items that result in receivables from vendors.

TENANTS is the receivable from the 300 + retail tenants and subtenants at the Company's supermarket locations. The projection anticipates that tenant receivables will remain consistent with the level existing as of November 2, 2002.

EXTENDED VIEWING FEES are receivables from customers of the Video Rental Division for late fees for returning rented videos after the time allotted for the original rental fee. Extended viewing fees have declined as a result of more aggressive collections efforts. The projection anticipates that tenant receivables will remain consistent with the level existing as of November 2, 2002.

GIFT CERTIFICATES are receivables for gift certificates sold, primarily, to corporate customers for the benefit of their employees. The projection anticipates that they will remain constant throughout the plan period.

ALL OTHER receivables in the Projection are held constant with the actual balance at the end of the fiscal year ended November 2, 2002.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
           ACCOUNTS RECEIVABLE - EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

RESERVES:

                                                         As of...
                             ---------------------------------------------------------------
                             11/02/02   11/01/03   10/30/04   10/29/05   10/28/06   11/03/07
                              Actual      Proj.      Proj.      Proj.      Proj.      Proj.
                             --------   --------   --------   --------   --------   --------
Vendors                        $ 0.1      $ 0.1      $ 0.1      $ 0.1      $ 0.1      $ 0.1
Tenants                          0.4        0.4        0.4        0.4        0.4        0.4
Extended viewing fees            0.1        0.1        0.1        0.1        0.1        0.1
                               -----      -----      -----      -----      -----      -----
                               $ 0.5      $ 0.5      $ 0.5      $ 0.5      $ 0.5      $ 0.5
                               =====      =====      =====      =====      =====      =====

The reserve for vendor receivables is established on the basis of specific identification.

The tenant receivable is based on reserving 100% all receivables in excess of 90 days old.

The reserve for extended viewing fees is at a constant of $0.05.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
                INVENTORY - EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

                                                                     As of...
                                    -------------------------------------------------------------------------
                                    11/02/02     11/01/03     10/30/04     10/29/05     10/28/06     11/03/07
                                     Actual        Proj.        Proj.        Proj.        Proj.        Proj.
                                    --------     --------     --------     --------     --------     --------
Retail Food Division
  Gross Inventory at cost            $ 47.3       $ 49.8       $ 50.2       $ 46.2       $ 48.6       $ 49.0
                                         --           --           --           --           --           --
  Shrink                               (0.9)        (0.9)        (1.0)        (0.8)        (0.9)        (0.9)
  Contra-Traffic Income                (0.4)        (0.4)        (0.4)        (0.3)        (0.3)        (0.3)
  In Transit                            4.1          3.8          3.6          3.1          2.9          2.8
  Diverter/Export Inventory             0.1          0.1          0.1          0.1          0.1          0.1
  Slow Moving Inventory                (0.1)        (0.1)        (0.1)        (0.1)        (0.1)        (0.1)
  LIFO Reserve                         (2.6)        (2.6)        (2.6)        (2.2)        (2.2)        (2.2)
  APB # 16 Adj                          1.0          1.0          1.0          1.0          1.0          1.0
                                     ------       ------       ------       ------       ------       ------
  Net Inventory                        48.5         50.7         50.7         47.0         49.1         49.4
                                     ------       ------       ------       ------       ------       ------

Blockbuster
  Gross Inventory at cost              17.5         17.1         16.8         16.8         16.8         16.4
  Accumulated amortization
     rental tapes and games           (12.8)       (12.5)       (12.3)       (12.3)       (12.3)       (13.2)
  Shrink                               (0.1)        (0.1)        (0.1)        (0.1)        (0.1)        (0.1)
                                     ------       ------       ------       ------       ------       ------
  Net Inventory                         4.6          4.5          4.4          4.5          4.5          3.1
                                     ------       ------       ------       ------       ------       ------

TOTAL                                $ 53.1       $ 55.2       $ 55.2       $ 51.5       $ 53.6       $ 52.5
                                     ======       ======       ======       ======       ======       ======

COST represents landed costs (ie.: vendor invoice costs, freight-in, import taxes) and an up-charge for the management services of the Company's Traffic Department. For Blockbuster cost includes video tapes and games purchased for rental which are amortized (see accumulated amortization).

For projected periods, supermarket inventory cost has been determined based on the operating projection. Purchases are based on the ensuing month's cost of sales at the "bill-out" level and relief from inventory is based on the current month's "bill-out". In the case of the new store, which opened in the 1(st) period of the 52 weeks ending November 1, 2003, the initial inventory of $1.0 million is purchased one period prior to the period the store commences operations.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
                INVENTORY - EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

COST (CONTINUED)

For projected periods Blockbuster non-rental tapes and games inventory cost has been determined based on the operating projection. Purchases are based on the ensuing month's cost of sales at the "bill-out" level and relief from inventory is based on the current month's "bill-out". In the case of the new store, which opened in the 1(st) period of the 52 weeks ending November 1, 2003, the initial inventory of $0.1 million is purchased one period prior to the period the store commences operations. The additions to inventory are based on the purchases of rental tapes and games per the cash flow plan. For the 5 years being projected, rental tape purchases are projected to total $5.6 million, $5.6 million, $5.7 million, $5.9 million, and $5.8 million and are spread equally across the 13 Periods.

Relief from Blockbuster inventory for the historical cost of rental video tapes and games damaged, lost or put up for sale as previously viewed tapes is based on the operating projection cost of these three categories of expense and the historical relationship of that cost to the historical relief from inventory for them which is 16.64% of the three expenses combined.

SHRINKAGE RESERVE is the reserve the Company establishes, based on experience, for the loss of inventory in the departments accounted for on the retail method. Loss of inventory results from theft, spoilage and billing errors. The reserve is established for each store based on each stores average rate of shrinkage (retail value of lost inventory divided by the retail value of sales for the period between physical inventory counts) for the last three physical inventories. Any difference between the shrinkage reserve and the actual shrinkage determined on the basis of physical inventory counts is charged to operations at the time it is determined. Physical inventories of the retail departments (grocery, health and beauty care/general merchandise, and dairy) are done at least twice annually in each store.

No shrinkage reserve is recorded for the inventories of the departments accounted for on a cost basis (meat, produce, bakery and deli) as the physical inventories for each of these departments, in each store, are done at the end of each accounting period and any shrinkage is charged to operations in that period.

The shrinkage reserve for all periods in the Projection is based on the actual relationship of the reserve to gross inventory at cost for the fiscal year ended November 2, 2002, which was 2.3% in both Puerto Rico the U. S. Virgin Islands.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
                INVENTORY - EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

CONTRA - TRAFFIC INCOME RESERVE is a reserve established to reduce the value of reported inventory at the balance sheet date for the internal up-charge in Cost (discussed above) for the services of the Company's Traffic Department. The reserves for the projection period were established on the basis of it's actual average historical relationship (0.82% in the Retail Food Division) to gross inventory at cost for the supermarkets for the 52 week year ended November 2, 2002.

IN-TRANSIT inventory is the cost value of inventory that the company has taken title to but has not yet taken possession of in either Puerto Rico or the U.S. Virgin Islands. The amount of inventory in-transit for the projection is based on the actual average historical relationship (12.16% in the Retail Food Division) of in-transit inventory to the ensuing month's purchases for the 52 weeks ended November 2, 2002.

DIVERTER/EXPORT INVENTORY is inventory which was bought specifically to sell to other retailers in the Caribbean exclusive of Puerto Rico and the U.S. Virgin Islands. The amount of such inventory on hand is usually minor. Consequently, the inventory throughout the projections has been held constant with the balance as of November 2, 2002.

SLOW MOVING RESERVE is the reserve established to reduce the cost of slow moving inventory to its net realizable value. This reserve is established based on specific identification of items in the Company's Puerto Rico warehouse in excess of supply based on recent and projected movement. The value of the reserve is determined on the basis of the estimated mark-downs that will be taken to sell the inventory. For the projections, the reserve has been held constant with the balance as of November 2, 2002.

LIFO RESERVE is the reserve established to reduce the cost of certain inventory to its value using the Last-in First-out accounting convention. Approximately 89% of the Retail Food Division inventory is accounted for using this convention. The remainder of the Retail Food Division Inventory is accounted for using the First-in, First-out accounting convention. The reserve was analyzed in detail as of the end of the Fiscal Year ended November 2, 2002 and was established at $2.2 in Puerto Rico and $0.4 in the U.S. Virgin Islands. Historically adjustments to the reserve have been minor. Consequently, the reserve has been held constant throughout the projections.

STEP UP IN BASIS is the amount established at the time of the Company's acquisition in July 1993 to increase the value of inventories accounted for using the LIFO convention to their fair market value at that time as required by generally accepted accounting principals applicable to Purchase Accounting. Based on the related accounting rules this balance does not change throughout the projections.

ACCUMULATED AMORTIZATION - RENTAL VIDEO TAPES is the accumulated amortization on the Video Rental Division rental tapes and games included in cost. These are amortized over 13 periods (one year) on a straight line basis. In the projections, amortization is based on the Company's amortization policies for both existing rental tapes and those projected to be purchased.

The accumulated amortization related to rental tapes and games converted from rental inventory to being presented for sale as previously viewed tapes or determined to be lost or damaged are removed from accumulated amortization. The relief from accumulated amortization is based on the operating projection cost for these three categories of expense and the historical relationship of that cost to the historical relief from accumulated amortization for them which is 19.96% of the three expenses combined.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
            PREPAID EXPENSES - EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

                                                                         As of...
                                             ---------------------------------------------------------------
                                             11/02/02   11/01/03   10/30/04   10/29/05   10/28/06   11/03/07
                                               Actual     Proj.      Proj.      Proj.      Proj.      Proj.
                                             --------   --------   --------   --------   --------   --------
Real, Personal Property & Sales Taxes          $ 5.1      $ 4.9      $ 4.8      $ 4.7      $ 4.6      $ 4.7
Rent                                             1.4        1.4        1.4        1.4        1.4        1.4
Insurance                                        1.4        1.7        1.7        1.7        1.6        1.5
Supplies                                         0.6        0.6        0.6        0.6        0.6        0.6
All others                                       0.9        0.9        0.9        0.8        0.8        0.8
                                               -----      -----      -----      -----      -----      -----
                                               $ 9.4      $ 9.4      $ 9.3      $ 9.2      $ 9.0      $ 9.0
                                               =====      =====      =====      =====      =====      =====

REAL, SALES & PERSONAL PROPERTY TAXES:

Real property taxes for owned properties are prepaid to the government of Puerto Rico semiannually for the following six month periods, 1/1-6/30 and 7/1-12/31. The related prepaid amounts included above as of 11/02/02 are $0.2 million. Additionally, some real property taxes (leased properties) are prepaid to the landlord with the lease payments. The related balance of these prepayments as of 11/02/02 was $0.1 million.

Approximately $3.2 million of the 11/02/02 balance is for personal property taxes. Personal property taxes are prepaid annually to the government of Puerto Rico in June of each year and cover the period from 7/1 through 6/30 of the following year. The personal property tax rate for Puerto Rico is 6.33% and is based on the net book value or 10% of the cost of all personal property owned as of the end of the previous calendar year, whichever is higher.

Note that some real and personal property has not been assessed and thus we are accruing for estimated payments based on the value of improvements / additions made on these properties (discussed in the Accrued Expenses section of this analysis). No real or personal property taxes are prepaid in the Virgin Islands.

Sales tax is a volume of business tax that is prepaid annually to the government of Puerto Rico around May of each year and covers the period from 7/1 through 6/30 of the following year. The volume of business tax rate varies by municipality and is between 0.35% and 0.50%. The prepaid balance of $1.6 at 11/02/02 is based on the sales volume of each supermarket and video store in Puerto Rico for the fiscal year that ended 01/27/01 due to the way the Company's fiscal year ends and the government due dates for the related reports. In the Virgin Islands, a gross receipts tax of 4.0% is paid immediately after the end of each period and thus is accrued for on a periodic basis (discussed in the Accrued Expenses section of this analysis).

Prepayments for projected periods is based on current tax rates, assets employed at the tax measurement dates in the case of real and personal property taxes, and a combination of actual and projected sales for the measurement periods for the sales and gross receipts taxes. The decrease in the balances for the projected periods are a result of the expected decrease in the Volume of Business tax in May of 2002 and 2003 as a result of the decrease in sales during the fiscal years ended January 27, 2001 and November 3, 2001. Amortization is on a straight line basis for the period of prepayment.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
            PREPAID EXPENSES - EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

RENT - The balance of prepaid rent as of 11/02/02 is a result of already making the November 2002 lease payments. The projected balances are based on the same practice and the related rental payments, per the leases, during the projected periods.

INSURANCE - General Liability Insurance is prepaid in November of each year and covers the period from 11/1 through 10/31 of the following year. As a result, there was no balance as of 11/02/02. Property Insurance is prepaid in January of each year and covers the period from 01/31 though 02/01 of the following year. This insurance makes up the $1.3 million balance as of 11/02/02. Workers Compensation Insurance is prepaid semiannually to both the Puerto Rico and Virgin Islands governments for the following periods, 1/1-6/30 and 7/1-12/31. This insurance made up $0.1 million of the balance as of 11/02/02. Projected balances are based on the same insurance periods and increases anticipated in the operating projection.

SUPPLIES consists of the operating supplies and maintenance parts inventory in the warehouse that has not yet been shipped to the stores. Once shipped, they are recorded as an expense to the store. Projected balances are held fairly constant with the balance at the end of the Fiscal Year ended November 2, 2002.

ALL OTHERS consists primarily of un-amortized amounts under prepaid service contracts that have a contract period different from the Company's fiscal year. The projected periods have been held fairly constant with the balance at the end of the fiscal year ended November 2, 2002 as it is not expected to vary significantly.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
          PROPERTY & EQUIPMENT - EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

                                                                              As of...
                                           ------------------------------------------------------------------------------
                                           11/02/02      11/01/03      10/30/04      10/29/05      10/28/06      11/03/07
                                            Actual         Proj.         Proj.         Proj.         Proj.         Proj.
                                           --------      --------      --------      --------      --------      --------
Land & improvements                         $   6.3       $   6.3       $   6.3       $   6.3       $   6.3       $   6.3
Buildings & improvements                       40.1          40.1          40.1          38.9          38.9          38.9
Furniture, Fixtures & equipment               101.5         105.9         108.3         104.8         107.7         110.7
Leasehold improvements                         44.5          46.2          47.0          47.5          49.0          50.5
Construction in process                         5.3           3.2           5.1           4.5           4.3           5.7
                                            -------       -------       -------       -------       -------       -------
                                              197.7         201.7         206.8         202.0         206.1         212.2
Less accumulated depreciation
  and amortization                           (106.6)       (117.5)       (127.1)       (128.4)       (138.4)       (146.4)
                                            -------       -------       -------       -------       -------       -------
                                               91.1          84.2          79.7          73.6          67.7          65.8
Property under capital leases, net             11.7          10.7           9.9           6.6           6.0           5.3
                                            -------       -------       -------       -------       -------       -------
                                            $ 102.8       $  94.9       $  89.5       $  80.2       $  73.7       $  71.1
                                            =======       =======       =======       =======       =======       =======

BASIC ACCOUNTING POLICIES:
Property and equipment, including expenditures for remodeling and improvements, are carried at cost. Routine maintenance, repairs and minor betterments are charged to operations as incurred. Depreciation and amortization are computed on a straight-line basis over the estimated useful lives of the assets or, in relation to leasehold improvements and property under capital leases, over the lesser of the asset's useful life or the lease term, not to exceed 20 years. Estimated useful lives are 20 years for buildings and improvements, 5 to 12 years for furniture, fixtures and equipment, 4 years for automotive equipment and 3 years for computer hardware and software.

Upon the sale, retirement or other disposition of assets, the related cost and accumulated depreciation or amortization are eliminated from the accounts. Any resulting gains or losses from disposals are included in the consolidated statements of operations.

During the fiscal year ended January 27, 2001 the company inventoried its fixed assets and removed all assets that it could not physically identify from its accounts (both cost and accumulated depreciation). This resulted in $35.9 million, at cost, being removed from its accounts with a $3.5 charge to depreciation and amortization.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
          PROPERTY & EQUIPMENT - EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)
PLAN ADDITIONS:
Additions for the plan periods are based on the capital expenditures included in the Capital Expenditures section of the Consolidated Cash Flow Projection. The allocation of the capital expenditures is as follows:

                                  52 Weeks Ending 11/01/03          52 Weeks Ending 10/30/04          52 Weeks Ending 10/29/05
                            --------------------------------  --------------------------------  --------------------------------
                             Allocation                        Allocation                        Allocation
                              Of Prior                          Of Prior                          Of Prior
                                Year                              Year                              Year
                            Construction    Current           Construction    Current           Construction   Current
                                 In          Year                  In           Year                 In          Year
                               Process     Additions   Total     Process     Additions   Total     Process     Additions   Total
                            ------------   ---------   -----  ------------   ---------   -----  ------------   ---------   -----
Furniture, Fixtures
   & equipment                  $ 3.6        $ 4.2     $ 7.8      $ 1.7        $ 4.6     $ 6.3      $ 3.0        $ 3.8     $ 6.8
Leasehold Improvements            1.7          1.8       3.5        0.8          2.0       2.8        1.4          1.9       3.3
Construction in Process            --          2.5       2.5         --          4.4       4.4         --          3.8       3.8
                                -----        -----     -----      -----        -----     -----      -----        -----     -----
                                  5.3          8.5      13.8        2.5         11.0      13.5        4.4          9.5      13.9
Prior year construction
   in process                    (5.3)          --      (5.3)      (2.5)          --      (2.5)      (4.4)          --      (4.4)
                                -----        -----     -----      -----        -----     -----      -----        -----     -----
                                $  --        $ 8.5     $ 8.5      $  --        $11.0     $11.0      $  --        $ 9.5     $ 9.5
                                =====        =====     =====      =====        =====     =====      =====        =====     =====

                                         52 Weeks Ending 10/28/06                    52 Weeks Ending 11/03/07
                                --------------------------------------      --------------------------------------

                                 Allocation                                  Allocation
                                  Of Prior                                    Of Prior
                                    Year                                        Year
                                Construction      Current                   Construction      Current
                                     In            Year                          In            Year
                                   Process       Additions       Total         Process       Additions       Total
                                ------------     ---------       -----      ------------     ---------       -----
Furniture, Fixtures
   & equipment                      $ 2.5          $ 3.6         $ 6.1          $ 2.4          $ 5.5         $ 7.9
Leasehold Improvements                1.3            1.8           3.1            1.2            2.2           3.4
Construction in Process                --            3.6           3.6             --            5.1           5.1
                                    -----          -----         -----          -----          -----         -----
                                      3.8            9.0          12.8            3.6           12.8          16.4
Prior year construction
   in process                        (3.8)            --          (3.8)          (3.6)            --          (3.6)
                                    -----          -----         -----          -----          -----         -----
                                    $  --          $ 9.0         $ 9.0          $  --          $12.8         $12.8
                                    =====          =====         =====          =====          =====         =====

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
          TRADENAMES & GOODWILL - EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

TRADENAMES:                                                                        As of...
                                               ------------------------------------------------------------------------------

                                               11/02/02      11/01/03      10/30/04      10/29/05      10/28/06      11/03/07
                                                 Actual        Proj.         Proj.         Proj.         Proj.         Proj.
                                               --------      --------      --------      --------      --------      --------
Value at time of acquisition                    $  38.5       $  38.5       $  38.5       $  38.5       $  38.5       $  38.5
Write-off for disposal of
      under-performing stores                   $    --       $    --       $    --       $  (0.6)      $  (0.6)      $  (0.6)
Accumulated amortization                          (11.9)        (12.8)        (13.7)        (14.5)        (15.4)        (16.3)
                                                -------       -------       -------       -------       -------       -------
                                                $  26.6       $  25.7       $  24.8       $  23.3       $  22.5       $  21.6
                                                =======       =======       =======       =======       =======       =======

GOODWILL:                                                                          As of...
                                               ------------------------------------------------------------------------------
                                               11/02/02      11/01/03      10/30/04      10/29/05      10/28/06      11/03/07
                                                 Actual        Proj.         Proj.         Proj.         Proj.         Proj.
                                               --------      --------      --------      --------      --------      --------
Value based on 1993 acquisition                 $ 210.2       $ 210.2       $ 210.2       $ 210.2       $ 210.2       $ 210.2
FAS 142 - Write down of Goodwill                 (123.8)       (123.8)       (123.8)       (123.8)       (123.8)       (123.8)
Adjustments for difference in tax rate            (18.2)        (18.2)        (18.2)        (18.2)        (18.2)        (18.2)
                                                -------       -------       -------       -------       -------       -------
                                                   68.2          68.2          68.2          68.2          68.2          68.2
Write-off for disposal of
      under-performing stores                        --            --            --          (5.2)         (5.2)         (5.2)
Accumulated amortization                          (37.1)        (37.1)        (37.1)        (37.1)        (37.1)        (37.1)
                                                -------       -------       -------       -------       -------       -------

                                                $  31.1       $  31.1       $  31.1       $  25.9       $  25.9       $  25.9
                                                =======       =======       =======       =======       =======       =======

TRADENAMES:
This value relates to the tradenames acquired at the time of the 1993 acquisition and they were valued by independent appraisers at that time. Tradenames are being amortized over 40 years.

GOODWILL:
In July 1993, the Company acquired all of the outstanding shares of the common stock of Pueblo International, Inc. and subsidiaries for an aggregate purchase price of $283.6 million plus transaction costs. The shares were acquired from an investor group including affiliates of Metropolitan Life Insurance Company, The First Boston Corporation and certain current and former members of the Company's management and its Board of Directors.

The acquisition of shares was accounted for as a purchase effective July 31, 1993. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $210.2 million was recognized as goodwill and is amortized over 40 years.

Since the acquisition goodwill has been reduced $18.2 million primarily to adjust for the difference between the deferred tax liability recorded on the books upon the initial acquisition at the statutory rate of 39% and the tax benefit of asset dispositions since at lower tax rates.

It is projected that the adoption of FAS 142 will result in a write down of Goodwill to $31.1. In this projection the write down is reflected as if it occurred on the last day of the 40 week period ended November 3, 2001 and no Goodwill amortization has been projected subsequent to that date. Goodwill, in the future, will be reviewed for impairment on an annual basis.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
               OTHER ASSETS-EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

                                                                              As of...
                                               ------------------------------------------------------------------------
                                               11/02/02    11/01/03     10/30/04     10/29/05     10/28/06     11/03/07
                                                Actual       Proj.        Proj.        Proj.        Proj.        Proj.
                                               --------    --------     --------     --------     --------     --------
Favorable Leases & Leasehold Interests          $ 11.4      $ 10.3       $  9.2       $  7.6       $  6.6       $  5.5
Franchise fees and rights                          3.4         3.0          2.5          2.1          1.6          1.2
Bond Issue Costs                                   1.7        (0.0)        (0.0)        (0.0)        (0.0)        (0.0)
Commitment Fees                                    0.6         1.5          1.1          0.7          0.4         (0.0)
Utility & Other Deposits                           1.0         1.0          1.0          1.0          1.0          1.0
Morrow Trust                                       0.9         0.9          0.9          0.9          0.9          0.9
Investment in Topco                                0.1         0.1          0.1          0.1          0.1          0.1
                                                ------      ------       ------       ------       ------       ------
                                                $ 19.0      $ 16.7       $ 14.8       $ 12.4       $ 10.5       $  8.6
                                                ======      ======       ======       ======       ======       ======

FAVORABLE LEASES represents the difference between the rent required per the leases and the higher value of rents in the market at the time of the acquisition of the leases (mostly as part of the 1993 acquisition). This asset is being amortized over varying periods, depending on the particular leases, on a straight-line bases. Un-amortized balances are written off at the time the decision is made to dispose of stores, such as was done at the end of the second quarter of the fiscal year ended January 27, 2001 when the decision was made to close the Company supermarkets in Cayey and Hato Tejas, Puerto Rico. The write offs were approximately $2.7 million.

FRANCHISE FEES includes the unamortized portion of the franchise fees paid to Blockbuster Inc. when each store was opened and the unamortized portion of a step up in basis, set up at the time of the 1993 acquisition, for the value of the Blockbuster Franchise Rights in Puerto Rico and the Virgin Islands.

The Franchise fees paid totaled $1.3 million and were fully amortized over the first five years of the 20 year life of the franchise agreement for each store.

The Franchise rights were valued at $7.5 million at the time of the acquisition and are being amortized over 17 years.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
               OTHER ASSETS-EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

BOND ISSUE COSTS are the un-amortized portion of the costs (fees, attorney costs, etc.) incurred in connection with bonds issued at the time the Company was acquired in 1993 and at the time of a refinancing in the Spring of 1997. They are being amortized on a straight-line basis through May of 2003 when they will be written off as a result of the refinancing. The balance of approximately $0.2 million at that date will partially offset the projected gain on the refinancing. The new bond refinancing is projected to cost $5.5 million and is written off as incurred and charged to Restructuring Costs in the projections.

COMMITMENT FEES at 11/02/02 are the un-amortized portion of fees paid to banks in connection with establishing the Company's $65.0 credit facility and the amendment thereto effective August 11, 2000. During the fiscal year ending November 2, 2002, the Company incurred additional fees of $0.5 million, which are also being amortized on a straight-line basis through January 25, 2003. On February 1, 2003, the above fees will be replaced with a new amount of $1.5 million (the projected cost of the new revolver and term loans). This new amount is being amortized in the projections on a straight-line basis throughout the term of the new revolving credit facility which is expected to be 5 years.

UTILITY AND OTHER DEPOSITS are primarily deposits required by the Puerto Rico and U.S. Virgin Islands power utilities. These have been held constant throughout the Projections.

MORROW TRUST is the amount paid for an investment made in the Company's bonds to provide funding for a former employee's severance benefits which is discussed in the Other Liabilities and Deferred Credits section (Deferred Compensation). For simplistic reasons, the projections anticipate a similar type of investment will be made in May of 2003 when the bonds are refinanced.

INVESTMENT IN TOPCO is the required contribution to be a member of a buying cooperative that the Company is a member of. The company purchases various merchandise for resale, including Food Club label items for which it has an exclusive on the island of Puerto Rico, and certain equipment through Topco. In addition the Company receives annual dividends from the cooperative of $0.4 to $0.5 million. The dividends are recorded as a reduction in cost of goods sold in arriving at gross margin in the operating statement.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
             ACCOUNTS PAYABLE-EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

                                                       As of...
                         --------------------------------------------------------------------

                         11/02/02    11/01/03    10/30/04    10/29/05    10/28/06    11/03/07
                          Actual       Proj.       Proj.       Proj.       Proj.       Proj.
                         --------    --------    --------    --------    --------    --------

Accounts payable          $ 44.4      $ 44.2      $ 44.1      $ 43.0      $ 45.1      $ 44.0
                          ======      ======      ======      ======      ======      ======

As of November 2, 2002, accounts payable were approximately 83% of inventory. For all future years, accounts payable are being projected at approximately 80% of inventory.

The 80% is the minimum level the Company projects it will need to maintain in order to maintain its relationships with its vendors and in light of the expected increased competitive situation in the Puerto Rico market.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
        SALARIES & BENEFITS PAYABLE-EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

                                                                     As of...
                                       --------------------------------------------------------------------
                                       11/02/02    11/01/03    10/30/04    10/29/05    10/28/06    11/03/07
                                        Actual       Proj.       Proj.       Proj.       Proj.       Proj.
                                       --------    --------    --------    --------    --------    --------
Vacation and sick leave                 $  3.6      $  3.8      $  4.0      $  4.2      $  4.4      $  4.6
Bonuses                                    3.9         3.1         3.3         3.5         3.0         3.0
Group medical and disability               1.0         1.0         1.0         1.0         1.0         1.0
Salaries                                   0.8         0.8         0.9         0.9         0.9         0.9
Various withholdings & accrued
    payroll taxes                          1.0         1.0         1.0         1.1         1.1         1.1
                                        ------      ------      ------      ------      ------      ------
                                        $ 10.4      $  9.8      $ 10.3      $ 10.7      $ 10.4      $ 10.6
                                        ======      ======      ======      ======      ======      ======

VACATION AND SICK LEAVE represents the Company's liabilities to its employees for time off that they have accrued pursuant to the Company's vacation and sick leave plans. Essentially the time off is accrued based on the employee's length of service and employment anniversary date. With the exception of Puerto Rico supermarket hourly employees vacation earned and not taken is forfeited. In the case of Puerto Rico supermarket hourly employees unused vacation is carried over. The policies as to accrual of paid sick leave and the disposition of sick leave earned and not taken vary by employee group. For the most part employees may accumulate, by carrying over from year-to-year unused sick leave days, between 20 and 30 paid sick leave days. Excess sick leave days accumulated are paid out. The accrued liability for the Plan periods is based on the actual relationship of these expenses to salaries and the average monthly payments for the two benefits. The liability is projected to increase in the projections based on the employees' ability to carry these benefits over from year-to-year.

BONUSES represents the Company accrued expense pursuant to its store management and administrative employee (Key Management Incentive Opportunity - KMIO) bonus plans. The terms of both plans are determined each fiscal year and qualification to receive a bonus is dependant on meeting certain sales and earnings goals as defined in the plans. These plans are coordinated with government mandated bonus plans which are based on the October to September time frame and paid at Christmas time each year. The accrual for the Plan periods is based on the company achieving its goals and employees earning their targeted bonus under the Company's sponsored plans as well as the entire government mandated bonus. Additionally, the newly signed Collective Bargaining Agreement with the Company's hourly store employees calls for bonus payments in November of 2002 and April of 2006. These are being accrued for accordingly.

GROUP MEDICAL AND DISABILITY is an accrual primarily for the Company's medical benefits to its employees. Although the plans are administered by a third party administrator in Puerto Rico, they are essentially self funded with stop loss coverage for any claims over $50 thousand dollars. The accrued liability for the projected periods is based on the actual relationship of these expenses to salaries and the average monthly payments for the benefit.

SALARIES represents the accrual for salaries earned for the payroll week that ended on the balance sheet date. All employees of the Company are paid on a weekly basis. The accrual for the projected periods is expected to increase over time as salaries increase with inflation.

VARIOUS WITHHOLDING & ACCRUED PAYROLL TAXES are self explanatory. The accrued liability for the projected periods is based on the actual relationship of these expenses to salaries and the average monthly payments for the benefits/withholdings.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
             ACCRUED INTEREST-EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

                                                       As of...
                         --------------------------------------------------------------------
                         11/02/02    11/01/03    10/30/04    10/29/05    10/28/06    11/03/07
                          Actual       Proj.       Proj.       Proj.       Proj.       Proj.
                         --------    --------    --------    --------    --------    --------

Accrued Interest          $ 10.1      $  4.3      $  4.3      $  4.3      $  4.3      $  4.3
                          ======      ======      ======      ======      ======      ======

ACCRUED INTEREST at November 2, 2002 includes $9.8 million related to the Company's 9.5% notes and $0.3 million related to the Company's borrowings under its revolving credit facility.

The $9.8 million interest payable related to the Company's 9.5% notes includes the $8.4 million coupon that was due on August 1, 2002 and an additional $1.4 million accrued from August 1, 2002 through September 4, 2002, the date of the Company's Chapter 11 bankruptcy petition. In these projections, the $9.8 million interest payable is forgiven on the date of refinancing (May 15, 2003) and included as part of the gain from refinancing.

The balances for all projected periods represents the accrued interest at fiscal year end relating to the company's new $90 million notes bearing interest at 10.125% annually. Interest payments on the new bonds is being projected semi-annually at May 15 and November 15 of each year.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
             ACCRUED EXPENSES-EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

                                                                           As of...
                                            ---------------------------------------------------------------------
                                            11/02/02     11/01/03    10/30/04    10/29/05    10/28/06    11/03/07
                                             Actual        Proj.       Proj.       Proj.       Proj.       Proj.
                                            --------     --------    --------    --------    --------    --------

Self insurance - general liability           $  4.3       $  4.3      $  4.3      $  4.3      $  4.3      $  4.3
Accrued Rent & Property Taxes                   2.6          2.5         2.5         2.4         2.3         2.3
Accrual for Unvoucher items -
    non merchandise                             2.1          2.1         2.1         2.1         2.1         2.1
Income Taxes Payable                           (0.4)         0.0         0.0         0.0         0.0         0.0
Accrued Pension & SERP                          1.6          1.6         1.6         1.6         1.6         1.6
Litigation Reserve                              0.4          0.4         0.4         0.4         0.4         0.4
Deferred income - vendor allowances             1.4          1.4         1.4         1.4         1.3         1.5
Accrued Utility Costs                           1.3          1.3         1.3         1.3         1.3         1.3
Reserve For Rejected cash discounts             0.5          0.5         0.5         0.5         0.5         0.5
Workman's Compensation                          0.5          0.5         0.4         0.4         0.4         0.3
Profit Sharing Accrual                          0.3          0.3         0.3         0.3         0.3         0.3
All other - under $0.5 million                  1.5          1.4         1.4         1.3         1.2         1.2
                                             ------       ------      ------      ------      ------      ------
                                             $ 16.1       $ 16.3      $ 16.2      $ 16.0      $ 15.6      $ 15.9
                                             ======       ======      ======      ======      ======      ======

    SELF INSURANCE - GENERAL LIABILITY. See discussion in the Reserve For Self Insurance Claims section on page 49.

    ACCRUED RENT & TAXES - Accrued rent consists of Percentage rent, CAM, and the share of sub-rental income due to landlords. The value of these accrued rent items due as of 11/2/02 was $0.9 million. Accrued Gross Receipts Tax for the Virgin Islands and BB-Virgin Islands stores (4.0% of sales) accounts for approximately $0.1 million of the balance as of 11/2/02. These taxes are paid within 30 days of the end of the period. Also, accrued Property Taxes for certain real and personal property that have not yet been assessed account for approximately $1.6 million of the balance as of 11/2/02. These are accruals for property where improvements / additions have been made but have not been assessed by the taxing authorities. These balances will be reduced as the taxing authorities assess and value these liabilities. The projections anticipate minimal decreases in these balances.

    ACCRUAL FOR UNVOUCHERED ITEMS - NON MERCHANDISE is the accrual done at the end of each accounting period for paperwork in process (not processed on the Company's system) for expense and fixed asset items. These balances are being held constant for the projected periods.

    INCOME TAXES PAYABLE at 11/2/02 was a debit balance representing the refund the Company was due when it filed its tax returns for the fiscal year ended November 3, 2001. For Plan purposes this refund is being collected during the 2(nd) Quarter of the fiscal year ending November 1, 2003.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
             ACCRUED EXPENSES-EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

ACCRUED PENSION AND SERP (Supplemental Employee Retirement Plan) are the amounts due to be paid to the Company's qualified defined benefit plan which covers approximately 2,700 eligible current and former employees and 28 current and former employees who are participants in the SERP, a non qualified plan. Full and part time hourly and salaried employees who are age 21, with 1,000 hours of service in a year are eligible to participate in the defined benefit pension plan. Participants in the SERP plan must have 5 years of service and are determined by the Board of Directors.

The accruals are based on the normal relationship of the expenses for these benefits to salaries/wages and the normal timing of the required payments to the plans.

LITIGATION RESERVE is an accrued liability for various litigation in progress involving both former vendor contracts and former employees. The reserve is periodically evaluated by the Company's in-house counsel in conjunction with any outside counsel involved in a particular matter and is considered adequate. The accrual is held constant throughout the projections.

DEFERRED INCOME - VENDOR ALLOWANCES represents monies received from vendors to participate in various programs which are based on the terms under which the money is paid and is not recognizable as income. The allowances are amortized to income as they are earned. Accrual of additional allowances are included in the projections based on existing arrangements with vendors. Amortization of the allowances are based on projected sales volume for the anticipated period of the arrangements.

ACCRUED UTILITY COSTS represents accrual for utility services provided for which no billing has been received. The Plan does not include any activities that would cause a significant change in the accrual. It has been held constant throughout the projections.

SHORT TERM DEFERRED TAX LIABILITY - see the Deferred Income Taxes section.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
             ACCRUED EXPENSES-EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

RESERVE FOR REJECTED CASH DISCOUNTS represents an accrual for cash discounts taken when vendor invoices were paid that may be rejected by the vendor. The Company takes all cash discounts whether invoices are paid within terms or not. Historically, approximately 78% of such discounts are not eventually repaid. The balance in this reserve is analyzed at least quarterly and adjusted based on a review of the potential liability for the specific discounts accrued. Any resulting adjustment is to cost of goods sold. The accrual has been held constant in the Plan as the Company continues the practice of taking all cash discounts regardless of whether payments are made within terms.

PROFIT SHARING ACCRUAL is the accrued liability for the Company's contribution to the plan which is made in the Spring following the end of the plan year. The accrual is based on 3% of the wages for the plan participants. Eligibility is for salaried employees who are at least 21 years of age with 1,000 hours of service in a year. Vesting accrues at the rate of 25% per year starting in the first year. The accrual at the end of the Plan periods are based on the normal percentage of wages and the normal portion of total employees being eligible for participating in the contribution.

ALL OTHER - UNDER $0.5 MILLION includes accrual for specific liabilities due money order vendors and for audit, bank and royalty fees, etc.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
             CURRENT REVOLVER-EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

                                                                          As of...
                                            --------------------------------------------------------------------
                                            11/02/02    11/01/03    10/30/04    10/29/05    10/28/06    11/03/07
                                             Actual       Proj.       Proj.       Proj.       Proj.       Proj.
                                            --------    --------    --------    --------    --------    --------
At 5.375% interest - one month rate
   to expire on February 3, 2003             $ 15.0

At 5.375% interest - one month rate
   to expire on February 3, 2003                5.0

At 5.375% interest - one month rate
   to expire on February 3, 2003                2.0

At 5.375% interest - one month rate
   to expire on February 3, 2003                8.0

At 5.375% interest - six month rate
   to expire on February 3, 2003                2.0          --          --          --          --          --
                                             ------      ------      ------      ------      ------      ------
                                             $ 32.0      $   --      $   --      $   --      $   --      $   --
                                             ======      ======      ======      ======      ======      ======

The Plan anticipates that this revolver will be replaced by a new revolving credit facility on 1/31/03 -see next page.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
               NEW REVOLVER-EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

                                                           As of...
                             --------------------------------------------------------------------
                             11/02/02    11/01/03    10/30/04    10/29/05    10/28/06    11/03/07
                              Actual       Proj.       Proj.       Proj.       Proj.       Proj.
                             --------    --------    --------    --------    --------    --------
Balance outstanding              --         9.9        15.2        16.3        18.4        22.9
                               ====         ===        ====        ====        ====        ====

The projection anticipates that a new five year asset based revolving credit facility will be put in place on 1/31/03.

Based on the projected asset base TOTAL availability under the revolver will vary from approximately $24.0 million to $27.0 million during the year. The portion of the revolver available to fund working capital needs is as follows:

              Total availability - based on lowest              $  24.0
              Less:
                  Vendor letters of credit                         (3.9)
                                                                -------

              Available for working capital needs               $  20.1
                                                                =======

Borrowings throughout the projections will vary based on needing a minimum of $3.0 in book cash as of the end of any period. Interest has been included in the Operating Projection at 6.0% for the first year of the new revolver and 7.0% for all future years.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
               TERM LOANS - EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

                                                                   As of...
                                    -----------------------------------------------------------------------
                                    11/02/02    11/01/03     10/30/04     10/29/05     10/28/06     11/03/07
                                     Actual       Proj.        Proj.        Proj.        Proj.        Proj.
                                    --------    --------     --------     --------     --------     --------

    Term Loans - Original            $   --      $ 43.5       $ 43.5       $ 43.5       $ 43.5       $ 43.5
    Less: principal payment              --        (1.9)        (5.9)        (9.9)       (14.0)       (18.0)
                                     ------      ------       ------       ------       ------       ------
       Total Term Loans              $   --      $ 41.6       $ 37.6       $ 33.6       $ 29.5       $ 25.5
                                     ======      ======       ======       ======       ======       ======

The Company is expecting to take out term loans from the banks when the refinancing is completed on May 17, 2003. These term loans will be secured by the two properties the Company owns in Puerto Rico that have an appraised value of approximately $48.0 million, the value of properties where the Company leases the land but owns the building, and the value of the equipment at the Company's new Isla Verde store where the Company also leases the land and owns the building. The tenant for the owned properties is the Company. Its distribution facility, a supermarket and a Blockbuster store are located on one parcel and a supermarket and a Blockbuster are located on the other parcel. There are also tenants of small facilities on both parcels.

A $35 million term loan will be over 15 years and will include equal principal payments every month for 180 months. Interest will be paid on the beginning principal balance each month. The terms proposed for interest are an annual rate of LIBOR plus 350 basis points with a floor rate of 7.0%.

Two smaller term loans for $5.0 and $3.5 million will be over 5 years and will include equal principal payments every month for 60 months. Interest will be paid on the beginning principal balance each month. The terms proposed for interest are an annual rate of LIBOR plus 400 basis points with a floor rate of 7.0%.

The interest in the Operating Projection for both term loans has been projected at 7.0% for the initial 12 months and 8.0% for all future years.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
                  NOTES - EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

                                                                                          As of...
                                                            --------------------------------------------------------------------
                                                            11/02/02    11/01/03    10/30/04    10/29/05    10/28/06    11/03/07
                                                             Actual       Proj.       Proj.       Proj.       Proj.       Proj.
                                                            --------    --------    --------    --------    --------    --------
New Notes (due 2009)                                        $   --       $ 90.0      $ 90.0      $ 90.0      $ 90.0      $ 90.0
9.5% 10 Year Senior notes issued 1993 - Face Value           121.9           --          --          --          --          --
9.5% Series C Senior notes issued 1997
    Face Value                                                55.4           --          --          --          --          --
    Unamortized discount                                      (1.1)          --          --          --          --          --
                                                              ----       ------      ------      ------      ------      ------
                 Net                                          54.3           --          --          --          --          --
                                                              ----       ------      ------      ------      ------      ------
                                                            $176.2       $ 90.0      $ 90.0      $ 90.0      $ 90.0      $ 90.0
                                                            ======       ======      ======      ======      ======      ======

     Summary of Face Value                                  $177.3       $ 90.0      $ 90.0      $ 90.0      $ 90.0      $ 90.0
                                                            ======       ======      ======      ======      ======      ======

The Senior Notes and Series C Senior Notes are due in August of 2003. Interest is payable semi annually on February and August 1(st) of each year. The Operating Projection includes purchasing these notes on May 17, 2003 for $51.0 million in cash (of which $15.0 million will come from the Company's sole shareholder), an estimated $7.5 million in Additional Cash Consideration from the Company, and new $90.0 million notes due in 6 years. The new notes are projected to bear interest at a rate of 10.125% annually. Interest on the new notes will be payable semi-annually on May 15 and November 15 of each year.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
        CAPITAL LEASE OBLIGATION - EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

                                                                             As of...
                                           -----------------------------------------------------------------------------
                                           11/02/02     11/01/03      10/30/04      10/29/05      10/28/06      11/03/07
                                            Actual        Proj.         Proj.         Proj.         Proj.         Proj.
                                           --------     --------      --------      --------      --------      --------
Total Lease obligation                     $  29.8       $  27.4       $  25.1       $  13.7       $  12.2       $  10.9
Less:                                           --            --            --            --            --            --
  Executory costs                               --            --            --            --            --            --
  Amount representing interest               (17.5)        (15.8)        (14.2)         (7.0)         (6.1)         (5.3)
                                           -------       -------       -------       -------       -------       -------
Present value of minimum payments             12.3          11.6          11.0           6.7           6.1           5.7
Less Current Portion                          (0.7)         (0.6)         (0.6)         (0.6)         (0.5)         (0.4)
                                           -------       -------       -------       -------       -------       -------
Capital Lease Obligations, net of
   current portion                         $  11.6       $  11.0       $  10.4       $   6.1       $   5.6       $   5.3
                                           =======       =======       =======       =======       =======       =======

Capital lease obligations are primarily for leases involving the Company's retail locations. The projected figures above are based on the amortization schedules for the specific leases involved.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
          DEFERRED INCOME TAXES - EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

                                                                                        As of...
                                                        ------------------------------------------------------------------------
                                                        11/02/02     11/01/03     10/30/04     10/29/05     10/28/06     11/03/07
                                                         Actual        Proj.        Proj.        Proj.        Proj.        Proj.
                                                        --------     --------     --------     --------     --------     --------
    CURRENT DEFERRED:
       Asset                                             $ 15.5       $ 15.5       $ 15.5       $ 15.5       $ 15.5       $ 15.5
       Currently Payable                                   (0.1)          --           --           --           --           --
       Liability                                            1.0           --           --           --           --           --
       Liability (included in accrued expenses)             0.4         (0.0)        (0.0)        (0.0)        (0.0)        (0.0)
                                                         ------       ------       ------       ------       ------       ------
             Net current deferred                          16.7         15.5         15.5         15.5         15.5         15.5

    LONG-TERM DEFERRED
       Asset                                                6.0          4.6          7.4         10.7         13.2         15.7
       Liability                                          (27.2)       (27.2)       (27.2)       (27.2)       (27.2)       (27.2)
                                                         ------       ------       ------       ------       ------       ------
             Net long-term deferred                       (21.2)       (22.6)       (19.8)       (16.5)       (14.0)       (11.4)
                                                         ------       ------       ------       ------       ------       ------

        NET OF CURRENT AND
        LONG-TERM DEFERRED TAXES                         $ (4.4)      $ (7.1)      $ (4.3)      $ (1.0)      $  1.5       $  4.1
                                                         ======       ======       ======       ======       ======       ======

Deferred taxes are a result of recognizing certain items of income or expense at different times for financial reporting and income tax return reporting purposes.

Deferred tax assets are primarily the result of timing differences related to certain employee benefit plan expenses, self insurance claim expenses and various other expenses that are accrued but unpaid at the balance sheet date. Income tax reporting allows deductions for these expenses only at such time as they are paid.

Deferred tax liabilities are a result of:

    Depreciation and amortization policies for income tax reporting purposes that result in writing off fixed assets and trade names at a greater amounts than that used for financial reporting purposes in the earlier years of their economic life and a lower rate in their later years.

    Differing accounting policies for inventory for tax purposes than that used for financial reporting purposes. This relates to certain operating costs that tax rules require be capitalized as part of the value of inventory but GAAP requires be expensed.

    Leases accounted for as capital leases for financial reporting purposes but as operating leases for tax reporting purposes.

The change in the Long-term deferred tax asset balance in the projected periods is a result of income tax benefits projected in all future years.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
        RESERVE FOR SELF INSURANCE-EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

                                                                       As of...
                                         -------------------------------------------------------------------
                                         11/02/02   11/01/03    10/30/04    10/29/05    10/28/06    11/03/07
                                          Actual      Proj.       Proj.       Proj.       Proj.       Proj.
                                         --------   --------    --------    --------    --------    --------
Total estimated obligation                $ 9.6       $ 9.5       $ 9.3       $ 9.3       $ 9.2       $ 9.1
Less Current portion included in
   accrued expenses                        (4.3)       (4.3)       (4.3)       (4.3)       (4.3)       (4.3)
                                          -----       -----       -----       -----       -----       -----
                                          $ 5.2       $ 5.1       $ 5.0       $ 5.0       $ 4.9       $ 4.8
                                          =====       =====       =====       =====       =====       =====

The Company is self insured (a retention) for the first $250 thousand (a combination of expenses and amounts due under the claim) of each general liability claim. Expenses and losses in excess of this amount are insured 100%.

Claims are processed, investigated and managed by the Company's Risk Management staff in consultation with the insurance carriers and the attorney, should one be involved in a particular claim. The claims are evaluated and valued by an actuary each year and the related liability established on that basis. The most recent actuary evaluation was done as of August 31, 2002.

From January of 1997 through November of 2002 the total liability for such claims decreased approximately $7.7 million dollars primarily as a result of the following factors:

         The number of claims initiated each year had declined 50% from the fiscal 1997 level. This reduction is a result of a change in the Company's methods to reduce the circumstances that would cause a claim to be initiated.

         Achieving better control over the circumstances of a claim and its management immediately upon its occurrence.

         Changing claims administration from a third party administrator (TPA) to an in-house staff beginning with the 1999 fiscal year.

The balances have been projected on the basis of the related expense included in the Operating Projection and a normal level of cash outlays based on the 52 weeks ended November 2, 2002. The total liability is projected to gradually decline as the number of claims continue to decline.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
    OTHER DEFERRED LIABILITIES/CREDITS-EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

                                                                                     As of...
                                                      ---------------------------------------------------------------------
                                                      11/02/02     11/01/03    10/30/04    10/29/05    10/28/06    11/03/07
                                                        Actual       Proj.       Proj.       Proj.       Proj.       Proj.
                                                      --------     --------    --------    --------    --------    --------
RETIREMENT BENEFITS & COMPENSATION:
  Deferred Pension Plan Contribution                    $  8.4      $  9.2      $  9.3      $  9.3      $  9.3      $  9.4
  Supplemental Employee Retirement Plan (SERP)             5.7         6.0         6.4         6.7         7.1         7.4
  Deferred Supplemental Pension                            0.6         0.7         0.7         0.7         0.7         0.7
  Deferred Compensation                                    0.7         0.6         0.6         0.6         0.5         0.5
                                                        ------      ------      ------      ------      ------      ------
                                                          15.4        16.5        17.0        17.3        17.6        18.0
REAL ESTATE RELATED:
  Deferred Gain on Sale/Leaseback                          6.3         6.1         6.0         4.2         4.0         3.8
  Deferred Escalation In Leases                            3.8         4.4         5.0         5.2         5.7         5.2
  Property Insurance Deductible                            1.1         1.4         1.6         1.2         1.4         1.5
  Vendor Allowances - Long Term                            2.1         1.5         0.9         0.4         0.0         2.1
  Deposits Due Tenants                                     0.1         0.1         0.1         0.1         0.1         0.1
                                                        ------      ------      ------      ------      ------      ------
                                                          13.5        13.6        13.6        11.2        11.3        12.7

DEFERRED GAIN ON BI PORTION OF
   HURRICANE GEORGES CLAIM                                 0.3          --          --          --          --          --
                                                        ------      ------      ------      ------      ------      ------

TOTAL OTHER LIABILITIES AND DEFERRED CREDITS            $ 29.2      $ 30.1      $ 30.6      $ 28.4      $ 28.9      $ 30.7
                                                        ======      ======      ======      ======      ======      ======

DEFERRED PENSION PLAN CONTRIBUTION AND SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN
(SERP) - This is the long term liability of the plans discussed in the Accrued Expenses section. The projected increases in the liability are based on the total expense, per the Operating Projections, versus the required cash contributions included in the projection for accrued expenses.

DEFERRED SUPPLEMENTAL PENSION is a reserve for 3 separate non-qualified plans that cover 3 former employees of the Company. They were provided to these individuals, upon retirement, who were not participants in the SERP. The plans are essentially defined benefit plans with the beneficiary receiving benefits until death. After their death, surviving spouses receive 50% of the beneficiary's defined benefit amount. These plans are reviewed by an actuary on an annual basis. The projected increases in the liability are based on the total expense, per the Operating Projections, versus the required cash contributions included in the projection for accrued expenses.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
   OTHER DEFERRED LIABILITIES/CREDITS - EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

DEFERRED COMPENSATION is the present value of an actuarially determined liability to a former officer for severance pursuant to the terms of his employment contract. Under the terms of the agreement the former officer receives a monthly benefit for life equal to one half of his base salary at the time of retirement and is reduced by the monthly benefits paid to him from the Company's defined benefit pension plan and the SERP. The payments are funded from the earnings of the Morrow Trust included in Other Assets.

DEFERRED GAIN ON SALE/LEASEBACK represents the portion of the gain realized at the time the Company sold and leased back 7 properties in June of 1999 that must be deferred and amortized over the initial 20 year term of the related leases pursuant to generally accepted accounting principals (GAAP). The deferred gain is associated with 4 of the 7 leases and is being amortized on a straight-line basis for the two leases that are operating leases and using the interest method for the 2 leases that are capitalized leases.

DEFERRED ESCALATION IN LEASES represents the liability the Company is required to recognize as a result of certain of its operating leases having required rent increases during their fixed term. In such cases GAAP requires that the Company recognize a rent expense in each period that is the proportionate share, for the period, of the total rent to be paid over the fixed term. Consequently, the rent recognized is a level (straight - line) amount regardless of the cash being paid. This liability is the difference between the cash paid and the level amount of rent expense recorded on the books. The liability "builds" in the early years of the fixed term portion of the lease and "turns around" (decreases) in the later years of the fixed term. Projected balances are based on the specific leases involved and the related lease expense included in the Operating Projection versus the cash payments required under the terms of the leases.

PROPERTY INSURANCE DEDUCTIBLE represents the unused portion of the Company's $1.5 million deductible per occurrence. The balance represents the difference between the accrual and minor claims that have been charged against it. For projected periods the increase in the liability is based on the related expense included in the Operating Projection.

DEPOSITS DUE TENANTS represents the amounts received from tenants/subtenants at the Company's retail locations for security deposits, last month rent, etc.

DEFERRED GAIN ON BUSINESS INTERRUPTION PORTION OF THE HURRICANE GEORGES CLAIM as of November 2, 2002 represents the difference between any advances the Company had received and any unreimbursed claim preparation expenses related to the Company's claim. In July of 2002, the Company settled the claim and recorded a gain of $14.7 million as a result of this claim.

                        NUTRITIONAL SOURCING CORPORATION
                      CONSOLIDATED PROJECTED BALANCE SHEET
           SHAREHOLDERS EQUITY - EXPLANATORY COMMENTS AND ASSUMPTIONS
                              (dollars in million)

                                                                                   Additional
                                                                    Common           Paid-in         Accumulated
                                                                     Stock           Capital           Deficit            Total
                                                                    -------        ----------        -----------         -------
       INITIAL INVESTMENT                                                            $  71.5                             $  71.5
               Fiscal 1994                                                                                (4.6)             (4.6)
               Fiscal 1995                                                              15.0              (4.6)             10.4
               Fiscal 1996                                                                               (29.8)            (29.8)
               Fiscal 1997                                                               5.0             (19.6)            (14.6)
               Fiscal 1998                                                                                (5.6)             (5.6)
               Fiscal 1999                                                                                 8.9               8.9
               Fiscal 2000                                                                                 4.7               4.7
               Fiscal 2001                                                                                 2.7               2.7
               40 weeks ended 11/03/01 - Note 1                                                         (127.3)           (127.3)
               52 weeks ended 11/02/02 - Note 2                          --               --               4.6               4.6
                                                                    -------          -------           -------           -------
                          Subtotal - see Notes 1 and 2                   --             91.5            (170.6)            (79.1)
               52 weeks ending 11/01/03                                  --             15.0              33.5              48.5
                                                                    -------          -------           -------           -------
                                                                         --            106.5            (137.2)            (30.7)
               52 weeks ending 10/30/04                                  --               --              (6.8)             (6.8)
                                                                    -------          -------           -------           -------
                                                                         --            106.5            (144.0)            (37.5)
               52 weeks ending 10/29/05                                  --               --              (8.8)             (8.8)
                                                                    -------          -------           -------           -------
                                                                         --            106.5            (152.7)            (46.2)
               52 weeks ending 10/28/06                                  --               --              (4.0)             (4.0)
                                                                    -------          -------           -------           -------
                                                                         --            106.5            (156.7)            (50.2)
               52 weeks ending 11/03/07                                  --               --              (5.0)             (5.0)
                                                                    -------          -------           -------           -------
                                                                    $    --          $ 106.5           $(161.8)          $ (55.3)
                                                                    =======          =======           =======           =======

Note 1: The actual loss for this period was $8.2 million. The $119.1 million difference between actual and the $127.3 above is a result of adjusting goodwill to $31.1 million as of November 3, 2001

Note 2: The actual results for this period was a loss of $0.1 million. The $4.7 difference is a result of these projections excluding any amortization of goodwill.